Exhibit 4.3

THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATES IN THE UNITED STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AS PROVIDED HEREIN AND IN A NOTE AND WARRANT PURCHASE AGREEMENT WITH THE COMPANY AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED HEREIN AND THEREIN, UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

GENELUX CORPORATION

WARRANT TO PURCHASE COMMON STOCK

No. CWA-__	_________, 202_

Void After SEPTEMBER 25, 2025

THIS CERTIFIES THAT, for value received, WDC FUND I or assigns (the “Holder”), is entitled to subscribe for and purchase at the Exercise Price (defined below) from GENELUX CORPORATION, a Delaware corporation (the “Company”) up to the Exercise Shares of the Company’s common stock (“Common Stock”) (as adjusted for stock splits, stock dividends, recapitalizations and the like).

This warrant (the “Warrant”) is being issued pursuant to that certain Note and Warrant Purchase Agreement dated September 25, 2020 by and among the Company and the Purchasers (as defined therein) (as may be amended from time to time, the “Purchase Agreement”). Terms used herein and capitalized but not defined shall have the meanings given to them in the Purchase Agreement.

1. DEFINITIONS. As used herein, the following terms shall have the following respective meanings:

(a) “Exercise Period” shall mean the period commencing on the Initial Closing Date and ending five (5) years later, unless sooner terminated as provided below.

(b) “Exercise Price” shall mean US$3.50 per Exercise Share, subject to adjustment pursuant to Section 5 below.

(c) “Exercise Shares” shall mean __________ shares of Common Stock, subject to adjustment pursuant to the terms herein, including but not limited to adjustment pursuant to Section 5 below.

2. EXERCISE OF WARRANT. The rights represented by this Warrant may be exercised in whole or in part with respect to the Exercise Shares at any time during the Exercise Period, by delivery of the following to the Company at its address set forth in the Purchase Agreement (or at such other address as it may designate by notice in writing to the Holder):

(a) An executed Notice of Exercise in the form attached hereto;

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(b) Payment of the Exercise Price in cash, by check or by a wire transfer of immediately available funds to an account or accounts designated by the Company; and

(c) This Warrant.

Upon the exercise of the rights represented by this Warrant, a certificate or certificates for the Exercise Shares so purchased, registered in the name of the Holder or persons affiliated with the Holder, if the Holder so designates, shall be issued and delivered to the Holder within a reasonable time after the rights represented by this Warrant shall have been so exercised.

The person in whose name any certificate or certificates for Exercise Shares are to be issued upon exercise of this Warrant shall be deemed to have become the holder of record of such shares on the date on which this Warrant was surrendered and payment of the Exercise Price was made, irrespective of the date of delivery of such certificate or certificates, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open.

3. NET EXERCISE. Upon the earlier of (i) the closing of a Change of Control (as defined in the Notes) and (ii) the effective date of a registration statement filed under the Act for an IPO (as defined in the Notes), if the fair market value of one Exercise Share is greater than the Exercise Price (at the date of calculation as set forth below), in lieu of exercising this Warrant by payment of cash, the Holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with the properly endorsed Notice of Exercise in which event the Company shall issue to the Holder a number of Exercise Shares computed using the following formula:

X = Y (A-B) A
Where X =	the number of Exercise Shares to be issued to the Holder
Y =	the number of Exercise Shares purchasable under this Warrant or, if only a portion of this Warrant is being exercised, the portion of this Warrant being cancelled (at the date of such calculation)
A =	the fair market value of one Exercise Share (at the date of such calculation)
B =	Exercise Price (as adjusted to the date of such calculation)

For purposes of the above calculation, in the event that this Warrant is exercised in connection with a Change of Control, the fair market value per share shall be the value of the consideration payable for each share of Common Stock in such Change of Control, and in the event that this Warrant is exercised in connection with an IPO, the fair market value per share shall be the per share offering price to the public in such IPO.

4. COVENANTS OF THE COMPANY.

4.1 Covenants as to Exercise Shares. The Company covenants and agrees that all Exercise Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued and outstanding, fully paid and nonassessable. The Company further covenants

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and agrees that the Company will at all times during the Exercise Period, have authorized and reserved (or will obtain and reserve as set forth below), free from preemptive rights, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant. If at any time during the Exercise Period the number of authorized but unissued shares of Common Stock shall not be sufficient to permit exercise of this Warrant, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

4.2 Notices of Record Date. In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend which is the same as cash dividends paid in previous quarters) or other distribution, the Company shall mail to the Holder, at least ten (10) days prior to the date specified herein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

5. ADJUSTMENT OF EXERCISE PRICE AND EXERCISE SHARES. In the event of changes in the outstanding Common Stock of the Company by reason of stock dividends, split-ups, recapitalizations, reclassifications, combinations or exchanges of shares, separations, reorganizations, liquidations, or the like, the number and class of shares available under this Warrant in the aggregate and the Exercise Price shall be correspondingly adjusted to give the Holder of this Warrant, on exercise for the same aggregate Exercise Price, the total number, class, and kind of shares as the Holder would have owned had this Warrant been exercised prior to the event and had the Holder continued to hold such shares until after the event requiring adjustment; provided, however, that such adjustment shall not be made with respect to, and this Warrant shall terminate if not exercised prior to, the events set forth in Section 7 below. The form of this Warrant need not be changed because of any adjustment in the number of Exercise Shares subject to this Warrant.

6. FRACTIONAL SHARES. No fractional shares shall be issued upon the exercise of this Warrant as a consequence of any adjustment pursuant hereto. All Exercise Shares (including fractions) issuable upon exercise of this Warrant may be aggregated for purposes of determining whether the exercise would result in the issuance of any fractional share. If, after aggregation, the exercise would result in the issuance of a fractional share, the Company shall, in lieu of issuance of any fractional share, pay the Holder otherwise entitled to such fraction a sum in cash equal to the product resulting from multiplying the then current fair market value of an Exercise Share by such fraction.

7. TERMINATION. Upon the earliest of (i) the closing of a Change of Control and (ii) the effective date of a registration statement filed under the Act for an IPO, this Warrant shall terminate immediately; provided, however that such termination shall be subject to the net-exercise provisions of Section 3 hereof.

8. MARKET STAND-OFF AGREEMENT. Holder agrees that any securities issued upon exercise of this Warrant shall be subject to the market standoff provisions of Section 5.7 of the Purchase Agreement, and agrees that any transferee of this Warrant or any securities issued upon exercise of this Warrant shall be bound by such market standoff provisions.

9. NO STOCKHOLDER RIGHTS. This Warrant in and of itself shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company.

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10. TRANSFER OF WARRANT. This Warrant may be transferred only with the prior written consent of the Company and upon delivery of this Warrant and the form of assignment attached hereto to any such permitted transferee designated by Holder. Any such permitted transferee shall sign an investment letter in form and substance satisfactory to the Company.

11. LOST, STOLEN, MUTILATED OR DESTROYED WARRANT. If this Warrant is lost, stolen, mutilated or destroyed, the Company may, on such terms as to indemnity or otherwise as it may reasonably impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as this Warrant so lost, stolen, mutilated or destroyed.

12. NOTICES, ETC. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company at the address listed on the signature page and to Holder at the address provided on the Schedule of Purchasers to the Purchase Agreement or at such other address as the Company or Holder may designate by ten (10) days advance written notice to the other parties hereto.

13. GOVERNING LAW. This Warrant and all rights, obligations and liabilities hereunder shall be governed by the laws of the State of Delaware.

14. AMENDMENT AND WAIVER. Any term of this Warrant may be amended or waived with the written consent of the Company and the Majority Holders (as defined in the Notes). Upon the effectuation of such waiver or amendment in conformance with this Section 14, the Company shall promptly give written notice thereof to the record holders of the Warrants who have not previously consented thereto in writing.

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IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer as of __________, 202__.

GENELUX CORPORATION

By:

Name:	Thomas Zindrick

Title:	President and Chief Executive Officer

Address: 3030 Bunker Hill Street, Suite 310, San Diego, CA 92109

Signature Page to Common Warrant

IN WITNESS WHEREOF, the Investor has caused this Warrant to be executed by its duly authorized person as of __________, 202__.

HOLDER

By:

Name:
Title:

Signature Page to Common Warrant

NOTICE OF EXERCISE

TO: GENELUX CORPORATION

(1) The undersigned hereby elects to purchase ________ shares of the Common Stock of Genelux Corporation (the “Company”) pursuant to the terms of the attached Warrant, and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2) Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:

(Name)

(Address)

(3) The undersigned represents that (i) the aforesaid shares of Common Stock are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares; (ii) the undersigned is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision regarding its investment in the Company; (iii) the undersigned is experienced in making investments of this type and has such knowledge and background in financial and business matters that the undersigned is capable of evaluating the merits and risks of this investment and protecting the undersigned’s own interests; (iv) the undersigned understands that the shares of Common Stock issuable upon exercise of this Warrant have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), by reason of a specific exemption from the registration provisions of the Securities Act, which exemption depends upon, among other things, the bona fide nature of the investment intent as expressed herein, and, because such securities have not been registered under the Securities Act, they must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available; (v) the undersigned is aware that the aforesaid shares of Common Stock may not be sold pursuant to Rule 144 adopted under the Securities Act unless certain conditions are met and until the undersigned has held the shares for the number of years prescribed by Rule 144, that among the conditions for use of the Rule is the availability of current information to the public about the Company and the Company has not made such information available and has no present plans to do so; and (vi) the undersigned agrees not to make any disposition of all or any part of the aforesaid shares of Common Stock unless and until there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with said registration statement, or the undersigned has provided the Company with an opinion of counsel satisfactory to the Company, stating that such registration is not required.

(Date)	(Signature)

(Print name)

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:
(Please Print)
Address:
(Please Print)

Dated:	__________, 20__

Holder’s
Signature:

Holder’s
Address:

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatever. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.